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                                                                    EXHIBIT 23.3

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 24, 2002, except for Note H and Note S, as to which the date is February 8, 2002, included in the Proxy Statement of The Stanley Works that is made a part of the Pre-Effective Amendment No. 1 to Registration Statement (Form S-4 No. 333-82382) and Prospectus of The Stanley Works for the registration of 92,000,000 shares of its common stock.

                                                           /s/ Ernst & Young LLP

Hartford, Connecticut
March 11, 2002